EXHIBIT 10.1

BRIDGE LOAN AGREEMENT

This BRIDGE LOAN AGREEMENT (this “Agreement”) is made and entered into on January 28, 2020, by and among the following parties:

1.
Cellular Biomedicine Group, Inc., a Delaware corporation (the “Company” or “Borrower”);

2.
Winsor Capital Limited, a company incorporated under the laws of the British Virgin Islands (the “Lender”).

The Company and the Lender are collectively referred to below as the “Parties” and each a “Party”.

RECITALS

A.
The Company requires an infusion of funds in order to conduct its business activities.

B.
The Lender is willing to make available the Loan (as defined below) to the Company, on the terms set forth below.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the parties agree as follows:

1.
THE LOAN

1.1.
Subject to the terms and conditions hereunder, the Lender agrees to extend to the Company, and the Company is willing to accept from the Lender, a bridge loan (the “Loan”) in an aggregate amount of US$16,000,000 (the “Principal Amount”) in three tranches. The first tranche of the Loan (in the amount of US$7,000,000) shall be provided on or before February 1, 2020, the second tranche of the Loan (in the amount of US$7,000,000) shall be provided on or before March 1, 2020 and the third tranche of the Loan (in the amount of US$2,000,000) shall be provided on or before April 1, 2020.

1.2.
Each tranche of the Loan shall be evidenced by the issuance of the convertible promissory note in the form of Exhibit A as attached hereto (the “Note”). Each Note shall be issued and dated as of the date on which the relevant tranche of the Loan is drawn down and received by the Company.

1.3.
Subject to Section 4 below, each tranche of the Loan shall be repaid in accordance with the terms set out in the Note applicable to such tranche of the Loan.

2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:

2.1
Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2
Authorization. All corporate action on the part of the Company, and its officers, directors, and/or stockholders necessary for the authorization and execution of this Agreement and the performance of all obligations of the Company hereunder and thereunder has been taken.

2.3
Enforceability. This Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4
Noncontravention. The execution and performance by the Company of this Agreement will not cause a default under, or otherwise breach, its certificate of incorporation or bylaws, each as amended, or any other insurance, document or agreement to which the Company is a party or by which it is bound, or any law, rule or regulation applicable to the Company or its assets which such default or breach would have a material adverse effect on the ability of the Company to perform its payment obligation under this Agreement.

2.5
Borrower Compliance with Anti-Money Laundering Laws.  The Borrower and its subsidiaries are and have been at all times in compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all jurisdictions where the Borrower or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action suit or proceeding by or before any governmental authority or any arbitrator involving the Borrower or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

3.
REPRESENTATIONS AND WARRANTIES OF THE LENDER

3.1
The Lender is duly organized, validly existing and in good standing under the laws of the place of its incorporation or establishment. The Principal Amount that the Lender provides to the Company under this Agreement is legitimate and free from any encumbrance.

3.2
All corporate actions on the part of the Lender for the authorization, execution and delivery of, and the performance of all obligations under this Agreement have been taken. This Agreement is a valid and binding obligation of the Lender.

3.3
The Lender and its subsidiaries are and have been at all times in compliance with applicable financial recordkeeping and reporting requirements, and the applicable Anti-Money Launder Laws, and no action suit or proceeding by or before any governmental authority or any arbitrator involving the Lender or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

4.
CONVERSION

Notwithstanding Section 3 (Repayment) of the Notes, if a consortium of investors acquires 100% of the shares of the Borrower or takes the Borrower private by way of merger or otherwise (the “Acquisition”), at the election of the Lender, all unpaid principal amount together with the unpaid and accrued interest payable under all tranches of the outstanding Loan may be converted into the common stock of the Borrower at a conversion price equal to the price per share payable in the Acquisition and issued to the Lender and Section 3 (Repayment) of the Notes shall not apply. For the avoidance of doubt, the Company shall not be obligated to procure the shares of the Lender converted therefrom to be rolled over and converted into the equity of the acquiring entity in the Acquisition.

5.
MISCELLANEOUS

5.1
Governing Law. (a) This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), is to be construed and enforced in accordance with and governed by the laws of Hong Kong, without regard to any conflict of law principles.

(b) All disputes and controversies arising out of or in connection with this Agreement shall be referred to and finally settled by arbitration in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules. The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the Rules. The language of the arbitration shall be English.

5.2
Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof.

5.3
Severability. The terms and provisions of this Agreement are severable, and if any term or provision shall be determined to be in any way unenforceable in whole or in part pursuant to applicable law, such determination shall not impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Agreement in any jurisdiction, and any such provision shall be given effect to the extent legally possible.

5.4
Recitals. The recitals hereto constitute an integral part hereof.

5.5
Headings. The titles of the sections and subsections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement.

5.6
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

5.7
Amendment. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the prior written consent of the Company and the Lender.

5.8
Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, emailed, mailed or delivered to each party as follows: (i) if to the Lender, at the Lender’s address, email address or facsimile number set forth in the Exhibit B hereto, or at such other address, email address or facsimile number as the Holder shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address, email address or facsimile number set forth in the Exhibit B hereto, or at such other address, email address or facsimile number as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earliest of (a) when received, (b) when delivered personally, (c) one business day after being delivered by facsimile or email (with receipt of appropriate confirmation), (d) one business day after being deposited with an overnight courier service of recognized standing or (e) three days after being deposited in the U.S. mail, first class with postage prepaid.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Bridge Loan Agreement as of the date first set forth above.

CELLULAR BIOMEDICINE GROUP INC.

By: ________________________

Name:

Title:

[Signature Page to Bridge Loan Agreement]

IN WITNESS WHEREOF, the parties hereto execute this Bridge Loan Agreement as of the date first set forth above.

WINSOR CAPITAL LIMITED

By: ________________________

Name:

Title:

[Signature Page to Bridge Loan Agreement]

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

US$7,000,000

January 29, 2020

No.: Tranche No. 1

FOR VALUE RECEIVED, Cellular Biomedicine Group Inc., a Delaware corporation (the “Company” or “Borrower”), promises to pay to Winsor Capital Limited or its assigns (the “Holder”) the aggregate principal sum of seven million U.S. dollars (US$7,000,000) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This convertible promissory note (this “Note”) is issued pursuant to the terms of that certain Bridge Loan Agreement dated as of January 28, 2020, by and among the Company and the Holder, as the same may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Note is an unsecured obligation of the Company.

1. Advances. Upon the execution and delivery of this Note, the Holder shall disburse to the Company the sum of US$7,000,000. The amount actually received by the Company shall be the principal amount.

2. Interest Rate. The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 6% per annum. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3. Repayment. The Borrower shall repay all unpaid principal amount together with the unpaid and accrued interest payable hereunder (the “Outstanding Amount”) on the earliest of (i) the date falling nine (9) months from the date of this Note, or (ii) the occurrence of an Event of Default (as described in Section 6 below) for so long as such Event of Default has not been remedied by the end of the applicable grace period as set out in Section 6 (the earlier date of which being the “Maturity Date”), in each case of (i) and (ii), by converting and issuing to the Holder all (but not part) of the Outstanding Amount into the common stock of the Company at a conversion price equal to the lower of (A) US$19.50 per share and (B) an amount representing a 15% discount to the volume weighted average price over the preceding 30 trading days prior to and including the Maturity Date, in each case subject to ratable adjustment for any stock split, stock dividend, stock combination or other recapitalization occurring subsequent to the date of this Note (the “Tranche One Conversion”); provided that, in the case that an Acquisition (as defined in the Agreement) has occurred on or prior to the Maturity Date, such Tranche One Conversion shall be subject to the consent of the Holder, and in the event that the Holder elects not to effect the Tranche One Conversion, the Outstanding Amount shall be repaid by the Borrower by wire transfer of U.S. dollars in immediately available funds to the designated account of the Holder. For the avoidance of doubt, the Company shall not be obligated to procure the shares of the Holder converted therefrom to be rolled over and converted into the equity of the acquiring entity in the Acquisition. No fractional units will be issued on conversion of this Note. If the Holder would otherwise be entitled to a fractional unit, the Holder shall receive in lieu thereof a cash payment equal to the applicable per share price of the common stock into which the Outstanding Amount is proposed to be converted, multiplied by the fraction of the common stock the Holder would otherwise be entitled to receive.

4. Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5. Prepayment. The Company may prepay this Note (including accrued interest), in whole or in part, prior to the Maturity Date in cash, provided that prior written notice of not less than seven (7) calendar days is delivered to the Holder.

6. Default. If there shall be any Event of Default (as defined below) hereunder, this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)       The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable, unless such failure is caused by technical or administrative error and payment is made within five (5) calendar days of the original due date;

(b)       The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c)       An involuntary petition is filed against the Company (unless (A) such petition is dismissed or discharged within 60 days or (B) such petition is frivolous or vexatious) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(d)       A liquidation, termination of existence or dissolution of the Company; or

(e)       Any representation, warranty or statement of fact made by the Company in the Agreement, or any other agreement, schedule, confirmatory assignment or otherwise in connection with the transactions contemplated hereby or thereby, shall when made or deemed made be false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Company within a period of 30 calendar days after the Company’s receipt of written notice from the Holder specifying such failure.

7. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, emailed, mailed or delivered to each party as follows: (i) if to the Holder, at the Holder’s address, email address or facsimile number set forth in the Agreement, or at such other address, email address or facsimile number as the Holder shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address, email address or facsimile number set forth in the Agreement, or at such other address, email address or facsimile number as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earliest of (a) when received, (b) when delivered personally, (c) one business day after being delivered by facsimile or email (with receipt of appropriate confirmation), (d) one business day after being deposited with an overnight courier service of recognized standing or (e) three days after being deposited in the U.S. mail, first class with postage prepaid.

8. Governing Law.  (a)                                                       This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), is to be construed and enforced in accordance with and governed by the laws of Hong Kong, without regard to any conflict of law principles.

(b)                      All disputes and controversies arising out of or in connection with this Agreement shall be referred to and finally settled by arbitration in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules. The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the Rules. The language of the arbitration shall be English.

9. Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

10. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

11. Transfer and Assignment.  The Holder shall be free to transfer or assign any of its rights and obligations under this Note to its affiliates as long as notice is given to the Company within five (5) calendar days after such transfer or assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company, without the prior written consent of the Holder. Subject to the restrictions on transfer provided herein, the rights and obligations of the Company and the Holder shall be binding upon and benefit the respective successors, assigns, heirs, administrators and transferees of the Company or the Holder, as applicable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

CELLULAR BIOMEDICINE GROUP INC.

By: ________________________

Name:

Title:

EXHIBIT B

NOTICES

If to the Company:

Attn:	Andrew Chan

Address:	1345 Avenue of the Americas, Fl15, New York, NY

Email:	andy.chan@cellbiomedgroup.com

Facsimile:	(347) 679 8203

Telephone:	(347) 905 5663

If to the Lender:

Attn:	Tingting Zhang

Address:	Unit 705, Tower 1, 88 Keyuan Road, German Center, Pudong New District, Shanghai 201203, China

Email:	tingting.zhang@tfcapital.net

Facsimile:	86 21 5019 8837

Telephone:	86 21 5019 8835